EXHIBIT 99

FOR RELEASE September 30, 2013 at 4:30 p.m. ET

Palatin Technologies, Inc. Reports Fourth Quarter
and Fiscal Year End 2013 Results

CRANBURY, NJ – September 30, 2013 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its fourth quarter and fiscal year ended June 30, 2013.

Fiscal Year and Recent Highlights
●	Bremelanotide development for Female Sexual Dysfunction (FSD):
‒	Completed a successful Phase 2B clinical trial and productive end-of-Phase 2 meetings with the U.S. Food and Drug Administration (FDA)
‒	Pivotal Phase 3 clinical trials anticipated to initiate patient dosing in the first quarter of calendar year 2014
●	Obesity Collaboration with AstraZeneca:
‒	AstraZeneca is evaluating the program and next steps following discontinuation of further development of AZD2820
‒	A number of collaboration compounds are in various stages of preclinical testing
●	Intellectual property developments:
‒	Two United States patents issued in the melanocortin field in the fiscal year ended June 30, 2013
‒	Palatin has advanced its bremelanotide, PL-3994, and new melanocortin peptide patent applications in countries outside the United States
●	Equity financing:
‒
On July 3, 2012, Palatin closed on a $35.0 million private placement.  The offering consisted of the sale of 3,873,000 shares of common stock, Series A 2012 warrants to purchase 31,988,151 shares of common stock, and Series B 2012 warrants to purchase 35,488,380 shares of common stock

‒	Net proceeds to Palatin after deducting offering expenses were $34.4 million

Fourth Quarter and Fiscal Year End 2013 Results
Palatin reported a net loss of $4.7 million, or $(0.04) per basic and diluted share, for the quarter ended June 30, 2013, compared to a net loss of $5.3 million, or $(0.14) per basic and diluted share, for the same period in 2012.

The decrease in net loss for the quarter ended June 30, 2013 compared to the net loss for the quarter ended June 30, 2012 was mainly the result of a decrease in costs related to our bremelanotide for FSD program.

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Palatin’s net loss for the year ended June 30, 2013 was $20.9 million, or $(0.21) per basic and diluted share, compared to a net loss of $17.3 million, or $(0.49) per basic and diluted share, for the year ended June 30, 2012.

The increase in net loss for the year ended June 30, 2013 compared to the net loss for the year ended June 30, 2012 was mainly attributable to the recognition of a $7.1 million non-cash charge to expense for the increase in the fair value of warrants related to the July 3, 2012 private placement offering partially offset by the decrease in costs related to our bremelanotide for FSD program.

Revenue
There were no revenues recorded in the quarter ended June 30, 2013, compared to $11,000 for the same period in 2012.  For the year ended June 30, 2013, revenues were $10,000, compared to $74,000 for year ended June 30, 2012.  Revenue consisted entirely of reimbursement of development costs and per-employee compensation earned at the contractual rate pursuant to Palatin’s license agreement with AstraZeneca.

Operating Expenses
For the quarter ended June 30, 2013, total operating expenses were $4.7 million compared to $5.7 million for the comparable quarter of 2012.  For the year ended June 30, 2013, total operating expenses were $15.6 million compared to $18.9 million for the year ended June 30, 2012. The decreases in operating expenses for the respective periods was primarily the result of  a decrease in costs related to our bremelanotide for FSD program, and secondarily as a result of closing our research laboratory operations in connection with the lease expiration of our laboratory facilities in July 2012.

Cash Position
Palatin’s cash, cash equivalents and short-term investments were $24.4 million as of June 30, 2013, compared to cash and cash equivalents of $3.8 million at June 30, 2012, with current liabilities of $2.1 million as of June 30, 2013 compared to $3.5 million as of June 30, 2012.

Palatin believes its existing capital resources will be adequate to fund its currently planned operations. Palatin does not intend to initiate patient enrollment in the Phase 3 studies with bremelanotide for FSD unless it has adequate funds, or commitments for adequate funds, to complete the Phase 3 program.

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on October 1, 2013 at 10:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-888-417-8516 (domestic) or 1-719-325-2429 (international), pass code 6711298.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 6711298.  The webcast and telephone replay will be available through October 8, 2013.

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About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor- specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations

	Quarter Ended June 30, (Unaudited)		Year Ended June 30, (Derived from audited financial statements)
	2013	2012	2013	2012

REVENUES:
License and contract	$-	$11,031	$10,361	$73,736

OPERATING EXPENSES:
Research and development	2,795,021	4,130,264	10,528,691	13,813,376
General and administrative	1,925,079	1,571,751	5,066,830	5,045,741
Total operating expenses	4,720,100	5,702,015	15,595,521	18,859,117

Loss from operations	(4,720,100)	(5,690,984)	(15,585,160)	(18,785,381)

OTHER INCOME (EXPENSE):
Investment income	5,717	3,904	42,734	32,133
Interest expense	(3,665)	(3,761)	(8,411)	(10,411)
Increase in fair value of warrants	-	-	(7,069,165)	-
Gain on disposition of supplies and equipment	-	437,548	4,620	442,248
Total other income (expense), net	2,052	437,691	(7,030,222)	463,970

Loss before income taxes	(4,718,048)	(5,253,293)	(22,615,382)	(18,321,411)
Income tax benefit	-	-	1,753,208	1,068,233

NET LOSS	$(4,718,048)	$(5,253,293)	$(20,862,174)	$(17,253,178)

Basic and diluted net loss per common share	$(0.04)	$(0.14)	$(0.21)	$(0.49)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,435,741	34,900,591	97,618,714	34,900,591

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(Derived from audited financial statements)

	June 30, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$19,167,632	$3,827,198
Short-term investments	5,249,654	-
Accounts receivable	-	27,631
Restricted cash	-	350,000
Prepaid expenses and other current assets	332,267	532,010
Total current assets	24,749,553	4,736,839

Property and equipment, net	266,415	318,653
Other assets	58,131	324,992
Total assets	$25,074,099	$5,380,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations	$19,909	$22,277
Accounts payable	338,726	294,894
Accrued expenses	1,701,727	2,706,496
Accrued compensation	-	433,333
Total current liabilities	2,060,362	3,457,000

Capital lease obligations	-	19,909
Deferred rent	35,460	72,677
Total liabilities	2,095,822	3,549,586

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of June 30, 2013 and 4,997 as of June 30, 2012	47	50
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,116,948 shares as of June 30, 2013 and 34,900,591 as of June 30, 2012, respectively	391,169	349,006
Additional paid-in capital	282,692,520	240,725,127
Accumulated deficit	(260,105,459)	(239,243,285)
Total stockholders’ equity	22,978,277	1,830,898
Total liabilities and stockholders’ equity	$25,074,099	$5,380,484